Exhibit 4.5

SECOND SUPPLEMENTAL INDENTURE

Second Supplemental Indenture (this “Second Supplemental Indenture”), dated as of July 20, 2016, by and among Memorial Production Partners GP LLC, a Delaware limited liability company (“MEMP GP”), MEMP Services LLC, a Delaware limited liability company (“Services”), and Beta Operating Company, LLC, a Delaware limited liability company (“Beta” and, together with MEMP GP and Services, the “Guaranteeing Subsidiaries”), each a subsidiary of Memorial Production Partners LP, a Delaware limited partnership (the “Partnership”), the Partnership, Memorial Production Finance Corporation, a Delaware corporation (“Finance Corp.” and together with the Partnership, the “Issuers” and individually an “Issuer”), the other Guarantors (as defined in the Indenture referred to herein) and Wilmington Trust, National Association, as trustee under the Indenture referred to below (the “Trustee”).

W I T N E S S E T H

WHEREAS, the Issuers have heretofore executed and delivered to U.S. Bank National Association, as trustee (the “Original Trustee”) an indenture, dated as of July 17, 2014 (the “Original Indenture”), providing for the issuance of 6⅞% Senior Notes due 2022 (the “Notes”);

WHEREAS, the Issuers and the other Guarantors party thereto have previously executed and delivered to the Original Trustee a first supplemental indenture, dated as of December 30, 2015 (the Original Indenture, as so supplemented, the “Indenture”);

WHEREAS, in accordance with Section 7.08 of the Indenture, the Issuers, the Original Trustee and the Trustee have previously executed and delivered an Instrument of Resignation, Appointment and Acceptance, dated as of June 24, 2016 (the “Appointment Agreement”), providing for the resignation by the Original Trustee, and the appointment by the Issuers of the Trustee, and the acceptance by the Trustee of its appointment, as trustee under the Indenture, effective as of July 11, 2016;

WHEREAS, the Indenture provides in Section 9.01(j) thereof that a supplemental indenture may evidence or provide for the acceptance of appointment under the Indenture of a successor trustee;

WHEREAS, the Indenture provides that under certain circumstances each Guaranteeing Subsidiary shall execute and deliver to the Trustee a supplemental indenture pursuant to which each Guaranteeing Subsidiary shall unconditionally Guarantee all of the Issuers’ Obligations under the Notes and the Indenture on the terms and conditions set forth herein (the “Note Guarantee”); and

WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Second Supplemental Indenture.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, each Guaranteeing Subsidiary, the other Guarantors, the Issuers and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

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1.Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2.Agreement to Guarantee. Each Guaranteeing Subsidiary hereby agrees to provide an unconditional Guarantee on the terms and subject to the conditions set forth in the Indenture including but not limited to Article 10 thereof.

3.Acceptance of appointment. This Supplemental Indenture evidences and provides for, and the Trustee hereby confirms, the acceptance by the Trustee of its appointment under the Indenture as successor Trustee to the Original Trustee effective as of July 11, 2016 as further evidenced and provided for in and pursuant to the Appointment Agreement.

4.No Recourse Against Others. No director, officer, partner, employee, incorporator, manager or unitholder or other owner of Capital Stock of the Issuers or any Guarantor, as such, will have any liability for any obligations of the Issuers or the Guarantors under the Notes, the Indenture or the Note Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

5.NEW YORK LAW TO GOVERN. THIS SECOND SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

6.Counterparts. The parties may sign any number of copies of this Second Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. The exchange of copies of this Second Supplemental Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Second Supplemental Indenture as to the parties hereto and may be used in lieu of the original Second Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

7.Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

8.The Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Second Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiaries, the other Guarantors and the Issuers.

IN WITNESS WHEREOF, the parties hereto have caused this Second Supplemental Indenture to be duly executed and attested, all as of the date first above written.

Memorial Production Partners GP LLC

By:	/s/ Robert L. Stillwell, Jr.
Name:	Robert L. Stillwell, Jr.
Title:	Vice President and Chief Financial Officer

MEMORIAL PRODUCTION PARTNERS LP
By:	Memorial Production Partners GP LLC,
its general partner

By:	/s/ Robert L. Stillwell, Jr.
Name:	Robert L. Stillwell, Jr.
Title:	Vice President and Chief Financial Officer

MEMORIAL PRODUCTION FINANCE CORPORATION

By:	/s/ Robert L. Stillwell, Jr.
Name:	Robert L. Stillwell, Jr.
Title:	Vice President and Chief Financial Officer

MEMP SERVICES LLC
MEMORIAL PRODUCTION OPERATING LLC
By:	Memorial Production Partners LP,
its sole member
By:	Memorial Production Partners GP LLC,
its general partner

By:	/s/ Robert L. Stillwell, Jr.
Name:	Robert L. Stillwell, Jr.
Title:	Vice President and Chief Financial Officer

[Signature Page to Second Supplemental Indenture]

MEMORIAL ENERGY SERVICES LLC
MEMORIAL MIDSTREAM LLC
PROSPECT ENERGY, LLC
BETA OPERATING COMPANY, LLC
COLUMBUS ENERGY, LLC
RISE ENERGY OPERATING, LLC
WHT ENERGY PARTNERS LLC

By:	Memorial Production Operating LLC,
its sole member
By:	Memorial Production Partners LP,
its sole member
By:	Memorial Production Partners GP LLC,
its general partner

By:	/s/ Robert L. Stillwell, Jr.
Name:	Robert L. Stillwell, Jr.
Title:	Vice President and Chief Financial Officer

RISE ENERGY MINERALS, LLC
RISE ENERGY BETA, LLC

By:	Rise Energy Operating, LLC,
its sole member
By:	Memorial Production Operating LLC,
its sole member
By:	Memorial Production Partners LP,
its sole member
By:	Memorial Production Partners GP LLC,
its general partner

By:	/s/ Robert L. Stillwell, Jr.
Name:	Robert L. Stillwell, Jr.
Title:	Vice President and Chief Financial Officer

[Signature Page to Second Supplemental Indenture]

WHT CARTHAGE LLC

By:	WHT Energy Partners LLC,
its sole member
By:	Memorial Production Operating LLC,
its sole member
By:	Memorial Production Partners LP,
its sole member
By:	Memorial Production Partners GP LLC,
its general partner

By:	/s/ Robert L. Stillwell, Jr.
Name:	Robert L. Stillwell, Jr.
Title:	Vice President and Chief Financial Officer

SAN PEDRO BAY PIPELINE COMPANY

By:	/s/ Robert L. Stillwell, Jr.
Name:	Robert L. Stillwell, Jr.
Title:	Chief Financial Officer

[Signature Page to Second Supplemental Indenture]

Wilmington Trust, National Association,
As Trustee

By:	/s/ Shawn Goffinet
Authorized Signatory

[Signature Page to Second Supplemental Indenture]